Deferred Variable Annuity Application
US Life POLARIS For those who want more
The United States Life Insurance Company in the City of New York
Home Office:
One World Financial Center
200 Liberty St., New York, NY 10281
Annuity Service Center:
1050 North Western Street
Amarillo, TX 79106-7011 1
Regular Mail
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357
without checks:
P.O. Box 15570
Amarillo, TX 79105-5570 1
Overnight Mail
with checks:
2710 Media Center Drive Building #6, Suite 120
Los Angeles, CA 90065-1750
without checks:
1050 North Western Street
Amarillo, TX 79106-7011 1
1-800-445-7862 2
The indicates a required response. Please print or type.
1 Product Selection ([Select one product to ensure Application is processed immediately.] 3 Solicitation state indicates the state in which this Application is signed.)
[Select one product name] 3 (Share Class) 3
[ Polaris Platinum III (B) Polaris Choice IV (L)]
Solicitation state
(Enter two-character state code) NY
2 Owner(s) Information
Name Male Female
Address City State ZIP
Birth Date / / SSN or TIN Phone ( ) Email
Joint Owner (if applicable)
Name: Male Female
Address City State ZIP
Birth Date / / SSN Relationship to Owner Phone ( )
3 Annuitant(s) Information Same as Owner (Complete only if different from Owner)
Name Male Female
Address City State ZIP
Birth Date / / SSN Phone ( ) Email
Joint Annuitant (if applicable)
Name Male Female
Address City State ZIP
Birth Date / / SSN Phone ( )
4 Beneficiary Information
Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form [(U-2224BNE)] 6 and submitted with this Application. Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here.
If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.
1. Beneficiary Name Primary Contingent
Address Relationship
Beneficiary % SSN/TIN Phone Birth/Trust Date
Email
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➔4 Beneficiary Information *con't.*

2. Beneficiary Name__________ ❑ Primary ❑ Contingent

Address __________ Relationship__________

Beneficiary %______ SSN/TIN______ Phone ______ Birth/Trust Date ______

Email__________

3. Beneficiary Name__________ ❑ Primary ❑ Contingent

Address __________ Relationship__________

Beneficiary %______ SSN/TIN______ Phone ______ Birth/Trust Date ______

Email__________

➔5 Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to The United States Life Insurance Company in the City of New York (US Life). If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5a↓

4a→ 5a. **Non-Qualified Contract**

Indicate type and amount of initial Payment below.

❑ Amount enclosed: $______

❑ 1035 Exchange
Estimated dollars: $______

❑ Other
Estimated dollars: $______
❑ Funds coming Direct

[OR]

4→

5b. **Qualified Contract**

Indicate type of plan for new contract, source of funds, and amount below.

Type of Plan for *New* Contract		Source of Funds	Amount
❑ IRA	❑ 401(a)*	❑ Transfer	$______
❑ Roth IRA	❑ 401(k)*	❑ Rollover	$______
❑ SEP	❑ Keogh	❑ Contribution	$______
		❑ Funds coming Direct	
❑ Other___		IRA Tax Year:	______
* Is plan subject to ERISA? ❑ Yes ❑ No			

➔6Benefit Elections

There is a charge for the Optional Living Benefits and Death Benefit. See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability, the maximum issue age and Investment Requirements.

6(a). Optional Living Benefit Elections: You MUST complete Section 6(a)

I. **❑ I am NOT electing an Optional Living Benefit (proceed to 6(b) below)**

II. If electing an Optional Living Benefit, you must check only one box below.

If you elect an ➔ Optional Living 5→ Benefit , Provide your investment instructions in Section 7(a).

[Income Plus] ←5

Option 1 - ❑ Single Life – Up to [6.0%] MAWA
❑ Joint Life – Up to [5.5%] MAWA*
Option 2 - ❑ Single Life – Up to [7.0%] MAWA
❑ Joint Life – Up to [6.5%] MAWA*
Option 3 - ❑ Single Life – Up to [5.0%] for Life
❑ Joint Life – Up to [4.5%] for Life*

5a→ OR

[Income Builder] ←5**(Minimum Issue Age is [65])** ←7

❑ Single Life – Up to [5.5%] MAWA
❑ Joint Life – Up to [5.0%] MAWA*

**You must complete the spousal Beneficiary Information in Section 4 for Joint Life Coverage.*

6(b). Optional Death Benefit Election: *If the Maximum Anniversary Value Death Benefit is **NOT** elected, the beneficiary(ies) will receive the standard death benefit provided in the Contract.*

❑ Maximum Anniversary Value (MAV)

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➔7 Investment Selection / Optional Programs

If you elected **[Income Plus]** ←5 **[Or]** ←5a **[Income Builder]** ←5	Select your investment options in Section 7 (a) and optional programs in Section 7(b) below.
If you are **not** electing a Living Benefit	Skip 7(a) and continue with 7(b). Be sure to complete the Investment Option Election Form (IOEF), which must be signed and included with this Application to make specific investment choices.

7(a). Investment Selection for [Income Plus] ←5 [or] ←5a [Income Builder]←5

Initial Purchase Payment: *We automatically allocate [**20%**] ←5b of your initial Purchase Payment to the Secure Value Account. You may allocate the remaining [**80%**] ←5b to **either** the "Check-the-Box" option or one or more of the "Individual Portfolios" below.*

Automatic Asset Rebalancing: *As required by the feature named above, if you selected from the "Check-the-Box" option or one or more of the "Individual Portoflios" below, we rebalance your choice(s) quarterly to the original allocations. We do not include the Secure Value Account in rebalancing.*

Dollar Cost Averaging: *Invest gradually in my choice(s) below using the DCA Account I've checked here. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic Secure Value Account Allocation: [20%] ←5b

If you elected an Optional Living Benefit in Section 6(a), for this Application to be in good order, you must indicate your investment selection here in the "Check-the-Box" section **or** choose one or more of the "Individual Portfolios" ➔

Check the Box (Select only one of the boxes below)

- ❑ [SDAP] ([30%]) + [SDSP] ([30%]) + [VCP Managed Asset Allocation] ([6%]) + [VCP Total Return Balanced] ([7%]) + [VCP Value] ([7%])←5b↑
- ❑ [SDAP] ([16%]) + [SDSP] ([16%]) + [VCP Managed Asset Allocation] ([16%]) + [VCP Total Return Balanced] ([16%]) + [VCP Value] ([16%])←5b↑
- ❑ [SDAP] ([20%]) + [VCP Managed Asset Allocation] ([20%]) + [VCP Total Return Balanced] ([20%]) + [VCP Value] ([20%])←5b↑
- ❑ [SDAP] ([40%]) + [SDSP] ([40%])←5b
- ❑ [SunAmerica Dynamic Allocation Portfolio (SDAP)]([80%])←5b
- ❑ [SunAmerica Dynamic Strategy Portfolio (SDSP)] ([80%])←5b

[**OR**]←5a

Individual Portfolios (Invest in one or more of the portfolios below)

Individual Funds	**Payment Allocation**	**Target DCA**
(Invest up to [80%]←5b of your initial Purchase Payment in any combination of the following funds; 100% of your Target DCA)		
[Cash Management (BA)]	____%	____%
[Corporate Bond (Federated)]	____%	____%
[Global Bond (GSAMI)]	____%	____%
[Government and Quality Bond (WMC)]	____%	____%
[Real Return (WMC)]	____%	____%
[Total Return Bond (PIMCO)]	____%	____%
[SunAmerica Dynamic Allocation Portfolio]	____%	____%
[SunAmerica Dynamic Strategy Portfolio]	____%	____%
Volatility Control Portfolios		
(Invest no more than [50%]←5b of your initial Purchase Payment in each of the following funds)		
[VCP Managed Asset Allocation SAST Portfolio (CRMC)]	____%	____%*
[VCP Total Return Balanced (PIMCO)]	____%	____%*
[VCP Value (Invesco)]	____%	____%*
Total	[80] % ←5b	100%

**Allocate no more than [62%] of your Target DCA to each of the following funds.*← 5b

7(b). Optional Programs

❑ **Systematic Withdrawal:** Include Form [U-5550SW] ←6 with this Application.

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Automatic Asset Rebalancing:* I request the investment options referenced in 7(a) above or designated in the Investment Option Election Form to be rebalanced at the frequency selected below.
(Select only one) Quarterly** Semiannually Annually
* Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we will use Target DCA instructions indicated for Automatic Asset Rebalancing instructions.
** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly.
7(c). Electronic Transaction and Electronic Delivery Authorization
Yes No Electronic Transaction Authorization
As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.
If no selection is made, the Company will assume that you do not authorize electronic requests.
Yes No Electronic Delivery Consent
I consent to electronic delivery by the Company, when available, of:
Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)
Account documents (quarterly statements and confirmations)
Related correspondence (privacy notice and other notices to customers)
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.
I understand that:
There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.
The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.
Please call [1-800-445-7862] 2if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.
8 Acknowledgements and Signature(s)
8(a). Replacement
Yes No Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)
Yes No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts? (Must check either Yes or No)
If yes to either of the above, please provide the information on the required forms and include them with this Application.
8(b). Statement of Owner(s)
My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached and made a part of any Contract issued by the Company. Further:
I acknowledge receipt, either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds.
I acknowledge I have read the current prospectuses for this variable annuity and the applicable underlying funds carefully and understand their contents.
I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State.
If I am funding a tax-qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.
I understand that the Company may allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.
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My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form, if applicable, included with this Application.
Owner’s signature Date
Joint owner’s signature (if applicable) Date
Important: If applicable, the Investment Option Election Form must be signed and included with your Application to ensure that your Application is processed immediately.
9 Registered Representative / Licensed Agent Information and Signature(s)
Yes No Do you have reason to believe that the applicant has any existing life insurance or annuity contracts?
Yes No Do you have reason to believe that any existing life insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?
I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. If the answer to either question is “yes,” I am providing the information on the required forms and including them with this Application.
I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current approved sales material.
I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.
1. Registered Representative’s/Licensed Agent’s signature SSN (1st 5 digits ONLY)
Registered Representative’s/Licensed Agent’s name (please print)
Address City State ZIP
Phone ( ) Licensed Agent ID number Email
Broker / Dealer firm name
2. Registered Representative’s/Licensed Agent’s signature SSN (1st 5 digits ONLY)-
Registered Representative’s/Licensed Agent’s name (please print)
Address City State ZIP
Phone ( ) Licensed Agent ID number Email
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3. Registered Representative’s/Licensed Agent’s signature SSN (1st 5 digits ONLY)-
Registered Representative’s/Licensed Agent’s name (please print)
Address City State ZIP
Phone ( ) Licensed Agent ID number Email
9
For Registered Representative/Licensed Agent only. Please contact your home office with any questions
Option 1 Option 2 Option 3 Option 4 Option 5
If more than one representative, please indicate applicable percentages (must total 100%):
8
Representative 1 Representative 2 Representative 3
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Note: If there are more than [three] representatives, please attach all required representative information, including applicable percentages (must total 100%) among all representatives, on a separate document.